UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2014

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On October 17, 2014, TECO Diversified, Inc., a wholly-owned subsidiary of TECO Energy, Inc. (“TECO Energy” or the “Company”), entered into a Securities Purchase Agreement (the “SPA”) to sell all of its ownership interest in TECO Coal Corporation (“TECO Coal”) to Cambrian Coal Corporation for a purchase price of $120 million plus any cash on hand as of the closing, subject to customary post-closing adjustments, plus contingent payments of up to $50 million that may be paid between 2015 and 2019 depending on specified coal benchmark prices. TECO Coal is the parent company of subsidiaries that own and operate coal production facilities in Kentucky and Virginia. The SPA provides for TECO Coal to reorganize as a limited liability company prior to closing and for Cambrian Coal Corporation to acquire all of the membership interests in that limited liability company. Initial net proceeds from the sale are expected to be used to repay short-term debt of TECO Energy and for general corporate purposes.

The SPA contains customary representations, warranties, covenants, and closing conditions, including the purchaser’s obtaining debt financing in order to pay a portion of the purchase price and a subsidiary of TECO Coal entering into a specific coal supply agreement. The SPA also contains indemnification provisions subject to specified limitations as to time and amount. In addition, the SPA is subject to termination by either party if specified closing conditions are not met by December 31, 2014.

The foregoing description of the SPA is qualified in its entirety by reference to the SPA, which is filed as Exhibit 2.1 to this report, and is incorporated herein by reference.

On October 20, 2014, the Company issued a press release announcing the transaction described above, which is attached as Exhibit 99.1 to this report.

Section 2 – Financial Information

Item 2.05: Costs Associated with Exit or Disposal Activities

In September 2014, the Company’s Board of Directors authorized management to negotiate the SPA described above, which was executed on October 17, 2014. TECO Energy’s third quarter 2014 results will include a pre-tax charge of $98.4 million ($64.8 million after-tax, including a $3.1 million Kentucky state tax valuation adjustment) to write-down the carrying value of TECO Coal to the estimated fair value of the business as of September 30, 2014, less costs to complete the sale of approximately $12.9 million for one-time termination benefits and associated costs, and transaction fees. The cash expenditures related to these estimated costs are expected to occur during the fourth quarter of 2014 and early 2015.

Item 2.06: Material Impairments

See Item 2.05 regarding the pre-tax impairment charge of $98.4 million ($64.8 million after-tax, including a $3.1 million Kentucky state tax valuation adjustment) related to TECO Energy’s investment in TECO Coal.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

2.1	Securities Purchase Agreement dated as of October 17, 2014, by and between TECO Diversified, Inc. as Seller, and Cambrian Coal Corporation, as Purchaser.

99.1	Press release dated October 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2014		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

Exhibit Index

Exhibit No.	Description of Exhibits

2.1	Securities Purchase Agreement dated as of October 17, 2014, by and between TECO Diversified, Inc. as Seller, and Cambrian Coal Corporation, as Purchaser.

99.1	Press release dated October 20, 2014.